UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2025
UBIQUITI INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
685 Third Avenue, 27th Floor
New York, New York 10017
(Address of principal executive offices, including zip code)
(646) 780-7958
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Ubiquiti Inc. (the “Company”) deeply regrets to disclose that Ronald A. Sege, a member of the Company’s Board of Directors (the “Board”), passed away on November 30, 2025. Mr. Sege joined the Board in 2012 and served as a member of the Board’s audit and compensation committees and as chair of the Board’s nominating and corporate governance committee (the “Committees”) at the time of his passing. The Company extends its deepest sympathies and condolences to Mr. Sege’s family and loved ones.

Following Mr. Sege’s death, the Class II director seat will remain vacant until a replacement director is appointed by the Board. The Committees have been reduced to two members, both of whom are independent directors. As a result, the Company is no longer compliant with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Listed Company Manual”), which requires that the audit committee of an NYSE-listed company consist of at least three members, each of whom is an independent director.

On December 3, 2025, the Company notified the NYSE of Mr. Sege’s passing and the resulting non-compliance with Section 303A.07(a) of the Listed Company Manual. On December 4, 2025, the Company received official notice of non-compliance from the NYSE with respect to this deficiency. The Company expects to appoint, as soon as practicable, an additional member to the Board and audit committee who meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the Listed Company Manual. Upon appointing such new member of the Board and the audit committee, the Company will regain compliance with Section 303A.07(a) of the Listed Company Manual.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2025, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders voted on the following two proposals and cast their votes as described below.

Proposal 1: To elect one Class II director to serve on the Board until the third annual meeting of the Company’s stockholders following his election or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. This proposal was approved.

	For	Withhold	Broker Non-Votes
Ronald A. Sege *	57,469,544	579,731	1,408,040

* As disclosed above, Mr. Sege, who was listed in the Company’s definitive proxy statement as a director nominee standing for re-election to the Board at the Annual Meeting, passed away prior to the Annual Meeting. The Board did not designate a substitute nominee for Mr. Sege’s director position, and the Class II director seat will remain vacant until a replacement is appointed by the Board.

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. This proposal was approved.

For	Against	Abstain
59,437,036	12,784	7,495

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI INC.

December 5, 2025	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer